                                                                     EXHIBIT 3.7


                           CERTIFICATE OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION
                                      OF
                               AGRIBIOTECH, INC.


     Pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78, the undersigned officers of AgriBioTech, Inc., a Nevada corporation (the "Corporation") do hereby certify:

     1.   The name of the Corporation is AgriBioTech, Inc.

     2. The current number of authorized shares and the par value of each class and series of the shares of the Corporation before the change herein certified are:

Number             Par Value           Class               Series
------             ---------           -----               ------
30,000,000          $.001              Common Stock         None

10,000,000          $.001              Preferred Stock
 consisting of:
    10,000          $.001              Preferred Stock      Series A
    10,000          $.001              Preferred Stock      Series B
    15,000          $.001              Preferred Stock      Series C

     3. The number of authorized shares and the par value of each class and series of the shares of the Corporation after the change herein certified are:

Number            Par Value            Class               Series
------            ---------            -----               ------
50,000,000         $.001               Common Stock        None
10,000,000         $.001               Preferred Stock
 consisting of:
    10,000         $.001               Preferred Stock     Series A
    10,000         $.001               Preferred Stock     Series B
    15,000         $.001               Preferred Stock     Series C

     4. The number of shares of each affected class and series to be issued after the change in exchange for each issued share of the same class or series is:

Number of Shares To Be Issued     In Exchange For     Class     Series
-----------------------------     ---------------     -----     ------
     30,492,685                     19,507,315        Common     None

     5. The foregoing change was effected pursuant to a resolution of the Board of Directors of the Corporation.

     6. The approval of the aforesaid change was approved by the affected stockholders of the Corporation on February 24, 1997.

     7. There is no provision in the Articles of Incorporation of the Corporation prohibiting the procedure hereinbefore described.

     8. The change herein certified is effective on the filing of this Certificate in the Office of the Secretary of State of Nevada.

Signed on September 4, 1997.                AgriBioTech, Inc.


                                            By:  /s/ Johnny R. Thomas
                                                --------------------------------
                                                Johnny R. Thomas, President



                                            By:  /s/ John C. Francis
                                                --------------------------------
                                                John C. Francis, Secretary


STATE OF NEVADA )
                ) ss:
COUNTY OF CLARK )

     On September 4, 1997, personally appeared before me, a Notary Public, for the State and County aforesaid, Johnny R. Thomas and John C. Francis, as President and Secretary, respectively of AgriBioTech, Inc. who acknowledged that they executed the above instrument.

[LOGO OF NOTARIAL SEAL]                     C.J. Worth
                                            -------------------------
[NOTARIAL SEAL]                             Notary Public